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                                                                     EXHIBIT 5.1

                            Baker Botts L.L.P.
                             One Shell Plaza
                              910 Louisiana
                        Houston, Texas 77002-4995


July 16, 2003

K-Sea Transportation Partners L.P.
3245 Richmond Terrace
Staten Island, New York  10303

Gentlemen:

         We have acted as counsel to K-Sea Transportation Partners L.P., a Delaware limited partnership (the "Partnership"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offering and sale of up to an aggregate of 4,025,000 common units representing limited partner interests in the Partnership (the "Common Units").

         As the basis for the opinion hereinafter expressed, we examined the Delaware Revised Uniform Limited Partnership Act (the "Act"), corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents.

         Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

         1. The Partnership has been duly formed and is validly existing as a limited partnership under the Act.

         2. The Common Units, when issued and delivered on behalf of the Partnership against payment therefor as described in the Partnership's Registration Statement on Form S-1, as amended (the "Registration Statement"), relating to the Common Units filed on this date with the Securities and Exchange Commission and to which this opinion has been filed as an Exhibit, will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the statements with respect to us under the heading "Validity of the Common Units" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under the provisions of the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                         Very truly yours,

                                               /s/ BAKER BOTTS L.L.P.